Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8 No. 333-124281) pertaining to the Executive Deferred Compensation Plan,

(2)         Registration Statement (Form S-8 No. 333-114253) pertaining to the 2004 Stock Incentive Plan,

(3)         Registration Statement (Form S-8 No. 333-124280) pertaining to the 2000 Employee Stock Purchase Plan,

(4)         Registration Statement (Form S-8 No. 333-35836) pertaining to the 2000 Stock Plan and 2000 Employee Stock Purchase Plan,

(5)         Registration Statement (Form S-8 No. 333-22947) pertaining to the 1997 Director Stock Plan,

(6)         Registration Statement (Form S-8 No. 333-124282) pertaining to the 2005 Executive Deferred Compensation Plan,

(7)         Registration Statement (Form S-8 No. 002-92331) pertaining to the Hewlett-Packard Company 401(k) Plan,

(8)         Registration Statement (Form S-8 No. 033-31496) pertaining to the Employee Stock Purchase Plan and Service Anniversary Stock Plan,

(9)         Registration Statement (Form S-8 No. 333-138783) pertaining to the Mercury Interactive Corporation Amended and Restated 1999 Stock Option Plan and Systinet Corporation 2001 Stock Option and Incentive Plan,

(10)  Registration Statement (Form S-8 No. 333-146630) pertaining to the Opsware Inc. Amended and Restated 2000 Incentive Stock Plan,

(11)  Registration Statement (Form S-8 No. 333-142175) pertaining to the PolyServe, Inc. 2000 Stock Plan,

(12)  Registration Statement (Form S-8 No. 333-166270) pertaining to the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan,

(13)  Registration Statement (Form S-8 No. 333-168101) pertaining to the Palm, Inc. 2009 Stock Plan, as amended, and the Amended and Restated Palm, Inc. 1999 Stock Plan,

(14)  Registration Statement (Form S-8 No. 333-169854) pertaining to the Amended and Restated 3PAR Inc. 2007 Equity Incentive Plan, the 3PARDATA, Inc. 2000 Management Stock Option Plan, as amended, and the 3PARDATA, Inc. 1999 Stock Plan, as amended,

(15)  Registration Statement (Form S-8 No. 333-173784) pertaining to the Hewlett-Packard Company 2011 Employee Stock Purchase Plan,

(16)  Registration Statement (Form S-8 No. 333-177263) pertaining to the Autonomy Corporation plc 2008 U.S. Share Option Plan, the Interwoven, Inc. 1999 Equity Incentive Plan, the Interwoven, Inc. 2000 Stock Incentive Plan, the Interwoven, Inc. 2008 Equity Incentive Plan, the Optimost LLC 2006 Equity Compensation Plan, the Verity, Inc. 1996 Nonstatutory Stock Option Plan and the Zantaz, Inc. 1998 Stock Plan, and

(17)  Registration Statement (Form S-8 No. 333-188108) pertaining to the Second Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan;

of HP Inc. of our reports dated December 16, 2015, except for the changes described under “Basis of Presentation” of Note 1 and Note 15, as to which the date is April 27, 2016, with respect to the consolidated financial statements of HP Inc., and our report dated December 16, 2015, with respect to the effectiveness of internal control over financial reporting of HP Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

San Jose, California
April 27, 2016